Exhibit 10.16

LOAN AGREEMENT BY EXTENSION OF CREDIT No. 04.2.559.3.1 MADE BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND BRASIL TELECOM S.A., WITH THIRD PARTY INTERVENTION, AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, hereby referred to simply as BNDES, a federal publicly held company, headquartered in Brasilia, Federal District, and with services in this City, at Avenida República do Chile No. 100, corporate taxpayer register CNPJ No. 33.657.248/0001-89, by its undersigned representatives;

and

BRASIL TELECOM S.A., hereinafter referred to as BENEFICIARY, a corporation headquartered in Brasilia, DF, at SIA/SUL - ASP - Lote D - Bloco B S/No., CNPJ No. 76.535.764/0001-43, by its undersigned representatives, moreover, as INTERVENING PARTY:

BRASIL TELECOM PARTICIPAÇÕES S.A., a corporation, headquartered in Brasilia, DF, at SIA/SUL - ASP - Lote D - Bloco B S/No., CNPJ No. 02.570.688/0001-70.

have mutually agreed to the provisions in the following clauses:

CLAUSE 1

NATURE, VALUE AND PURPOSE OF THE CONTRACT

BNDES extends to the BENEFICIARY, through this Contract, a credit divided into 2 (two) Subcredits, in the following amounts:

I - Subcredit “A”: in the amount of R$ 253,518,600.00 (two hundred and fifty-three million, five hundred and eighteen thousand and six hundred reais), considering the base date of June 15, 2004, to be provided with funds obtained by BNDES in foreign currency, onlent according to Resolution No. 635/87, of January 13, 1987, of the BNDES Management, in compliance with Clause 2, of restatement of the value of this Subcredit;

II - Subcredit “B”: in the amount of R$ 1,014,074,400.00 (one billion, fourteen million, seventy-four thousand and four hundred reais), to be provided with ordinary funds from BNDES, which are comprised, among other sources, by the funds of the FAT - Fundo de Amparo ao Trabalhador (Worker’s Support Fund), by funds from FAT - Special Deposits and from the PIS/PASEP Participation Fund, respecting, in relation to its allocation, the legislation applicable to each of the aforementioned sources, observing the provisions of §2 of Clause 3.

SOLE §

The credit extended herein is intended for the execution of the investment plan in connection with the period of July 2003 to December 2005, for the expansion of the Telecommunications Plant (Voice, Data and Images) and operational improvements for compliance with the General Plan of Universalization Targets (PGMU) and the General Plan of Quality Targets (PGMQ), contemplated by ANATEL - the National Telecommunications Agency.

CLAUSE 2

RESTATEMENT OF THE VALUE OF SUBCREDIT “A”

The unused portion of Subcredit “A” will be restated, from the base date of June 15, 2004, mentioned in item I of Clause 1, until the date of its use, by the weighted average of the foreign exchange adjustments accruing on the funds obtained by BNDES in foreign currency without restriction to onlending in specific conditions, in compliance with the procedures contemplated in Clause 8 below.

SOLE §

In compliance with the provisions in the heading of this Clause, BNDES may reduce Subcredit “A”, before its full use, the value of this reduction transferring to constitute Subcredit “C”, under the same conditions of Subcredit “B”, with the exception of the maturity of the amortization installments, which shall remain the same as established in Clause 10, item I. If this event occurs, BNDES shall inform the alteration, in writing, to BENEFICIARY.

CLAUSE 3

AVAILABILITY OF THE CREDIT

The credit will be made available to BENEFICIARY, in installments, in function of the need for performance of the financed project, in compliance with the financial schedule of BNDES, which is subordinated to the definition of funds for its applications, by the National Monetary Council.

§1

The funds of this transaction will be made available to BENEFICIARY, by credit into a current account opened in its name at BNDES, not subject to operation, restricted to this transaction, in which will be made, moreover, at the moment of release, the debits determined by law and those contractually authorized by BENEFICIARY, whose total remaining balance of the funds will be immediately transferred to current account No. 10321-7, which BENEFICIARY holds in Banco do Brasil (No. 001), DF Corporate branch (No. 3307-3).

§2

The value of each installment of Subcredit “B”, to be made available to BENEFICIARY will be calculated according to the criterion established in the law that institutes the Long Term Interest Rate - TJLP, for determination of the outstanding balances of the loans contracted by the BNDES system up to November 30, 1994.

CLAUSE 4

INTEREST ACCRUING ON SUBCREDIT “A”

On the principal of the debt of BENEFICIARY, resulting from Subcredit “A”, interest shall accrue at the rate of 5.5% (five and one-half percent) per annum (as remuneration), above the variable rate readjusted quarterly on the 16th (sixteenth) day of the months of January, April, July and October, based on the average weighted costs of all the rates and expenses incurred by BNDES in the funding in foreign currency without restriction to onlending in specific conditions, in the calendar quarter immediately prior to the month of restatement of said interest rate, calculated on the outstanding balance pursuant to the terms of Clause 8.

§1

The interest will be calculated day by day by the proportional system and due on the 15th (fifteenth) day of the months of January, April, July and October each year, in the period comprised between August 15, 2004 and April 15, 2006, and monthly, on and after May 15, 2006, inclusive, together with the amortization installments of the principal, and on the maturity or settlement of this Contract, in compliance with the provisions of Clause 22.

§2

The interest rate contemplated in the heading of this Clause will be published by BNDES in the Union Gazette (Section 3) on the 25th (twenty-fifth) day of the months of January, April, July and October each year or in the first subsequent edition to that day, if said official publication is not published on that date, and will be available in the official page of BNDES on the Internet (www.bndes.gov.br) on the same above-mentioned dates.

CLAUSE 5

INTEREST ACCRUING ON SUBCREDIT “B”

On the principal amount of the debt of BENEFICIARY, resulting from Subcredit “B”, interest will accrue of 5.5% (five and one-half percent) per annum (as remuneration), above the Long Term Interest Rate - TJLP, published by the Central Bank of Brazil, in compliance with the following scheme:

I - When the TJLP is greater than 6% (six percent) per annum:

a) The amount corresponding to the portion of the TJLP which exceeds 6% (six percent) per annum will be capitalized on the 15th (fifteenth) day of each month of the effectiveness of this Contract, and upon its maturity and settlement, in compliance with the provisions in Clause 22, and calculated upon the accrual of the following capitalization term on the outstanding balance, which shall consider all the financial events occurred in the period:

TC = [(1 + TJLP)/1.06]n/360 – 1 (capitalization term equal to, open square brackets, ratio between TJLP plus the unit one, and one and six hundredths, close square brackets, to the power corresponding to the ration between “n” and three hundred and sixty, deducting the unit one from this result), where:

TC - capitalization term;

TJLP - Long Term Interest Rate, published by the Central Bank of Brazil; and

n - number of days existing between the date of the financial event and the date of capitalization, maturity or settlement of the obligations, considering as financial event each and every fact of a financial nature from which an alteration in the outstanding balance of this Contract results or may result.

b) The percentage of 5.5% (five and a half percent) per annum above the TJLP (remuneration) mentioned in the “heading” of this Clause, increased by the non-capitalized portion of the TJLP of 6% (six percent) per annum, shall accrue on the outstanding balance, on the due dates of the interest mentioned in §2 or on the maturity or settlement date of this Contract, in compliance with the provisions in section “a” and considering, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates cited above.

II - When the TJLP is equal to or lower than 6% (six percent) per annum:

The percentage of 5.5% (five and a half percent) per annum above the TJLP (remuneration), mentioned in the heading of this Clause, increased by the TJLP itself, shall accrue on the outstanding balance, on the due dates of the interest mentioned in §2 or on the due date or settlement date of this Contract, considering, for daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates cited above.

§1

The amount mentioned in item I, section “a”, which will be capitalized, to be incorporated to the principal of the debt, will be due pursuant to the terms of item II of Clause 10.

§2

The amount calculated pursuant to the terms of item I, section “b”, or of item II will be due quarterly, on the 15th (fifteenth) day of the months of February, May, August and November of each year, in the period comprised between August 15, 2004, and February 15, 2006, and, monthly, on and after March 15, 2006, inclusive, together with the installments of amortization of the principal and, on the maturity or settlement of this Contract, in compliance with the provisions in Clause 22.

§3

In the event of use of the funds from the PIS/PASEP Participation Fund, contemplated in Complementary Law No. 26, of September 11, 1975, the remuneration commissions due, according to the legislation pertaining to said fund shall be considered, herewith, covered in the interest stipulated in this Clause.

CLAUSE 6

INCOME TAX ON THE REMITTANCE OF CHARGES AND COMMISSIONS DUE TO THE EXTERNAL CREDITORS

In connection with Subcredit “A”, in addition to the principal, interest and other charges covenanted, BENEFICIARY undertakes to pay to BNDES, as reimbursement of expense with Income Tax, a percentage on the variable rate contemplated in Clause 4, corresponding to the average weighted rate of Income Tax due on the charges remitted by BNDES to the creditors of external funds, without restriction to onlending in specific conditions, in the calendar quarter that precedes the month of restatement of this percentage, to be calculated, published in the Union Gazette and the reimbursement being required at the same time as the interest contemplated in Clause 4.

SOLE §

The average weighted rate of Income Tax, contemplated in the heading of this Clause will be published by BNDES in the Union Gazette (Section 3) on the 25th (twenty-fifth) day of the months of January, April, July and October or on the first subsequent edition to that date, if said official publication is not published on that date, and will be available on the official BNDES web page (www.bndes.gov.br) on the same above-mentioned dates.

CLAUSE 7

CREDIT RESERVE COMMISSION

The BENEFICIARY shall pay to BNDES a credit reserve commission of 0.1% (one tenth of a percent), to be collected for a period of 30 (thirty) days, or fraction, and accruing on:

I - the unused balance of each credit installment, from the day immediately subsequent to its availability until the date of use, when its payment will be due; and

II - the unused balance of the credit, from the date immediately subsequent to its availability until the cancellation date, effected upon request of BENEFICIARY, or by initiative of BNDES, and whose payment will be due, on the request date, or the date of BNDES’s decision, according to the case.

SOLE §

The accrual of the commission contemplated in items I and II, mentioned above, will occur in the event of the establishment of the funds availability scheme.

CLAUSE 8

RESTATEMENT OF THE VALUE OF THE DEBT OF SUCREDIT “A”

The outstanding balance of BENEFICIARY, arising out of Subcredit “A”, including the principal, compensation and past-due interest, reimbursement of expense with Income Tax, other expenses, commissions and charges covenanted, will be restated daily by the weighted average of the foreign exchange adjustments accruing on the funds obtained by BNDES, in foreign currency without restriction to onlending in specific conditions, calculated by BNDES according to the following criteria:

I - daily survey of the position of its liabilities due in foreign currency, without restriction to onlending, in specific conditions, for purposes of determination of the weighting to be applied to foreign exchange adjustments;

II - daily calculation of the weighted average of the foreign exchange adjustments, based on the position of the liabilities determined pursuant to the terms of item I, taking into account the closing quotations, for sale, of the foreign currencies published by the Central Bank of Brazil, on the previous day.

§1

For purposes of item II, on the day when there is no official quotation, the quotation of the immediately previous day will be considered.

§2

The weighted average of the foreign exchange adjustments mentioned in this Clause will be published by BNDES in the Union Gazette (Section 3) on the 10th (tenth) and 25th (twenty-fifth) of each month or on the first edition subsequent to those days, if said official publication is not published on those dates, and will be available on the official page of BNDES on the Internet (www.bndes.gov.br) on the same dates mentioned above.

§3

The outstanding balance from Subcredit “A” may, at any time, be remunerated, as a whole or in part, by the same legal criteria adopted for the remuneration of the funds onlent to BNDES, originating from the PIS/PASEP Fund and from the FAT, in compliance with the provisions in Clause 12, based on the balance due verified pursuant to the terms of this Clause, on the date on which the alteration is effectuated, applying to this portion (which will start to constitute Subcredit “C”) the same conditions of Subcredit “B”, with the exception of the maturity of the amortization provisions, which shall remain equal to that established in Clause 10, item I. In this event, BNDES shall communicate the alteration, in writing, to the BENEFICIARY.

CLAUSE 9

PROCESSING AND COLLECTION OF THE DEBT

The collection of the principal and charges of Subcredits “A” and “B” will be made by Collection Notice, issued by BNDES, with notice, for BENEFICIARY to settle those obligations on their maturity dates.

§1

Considering that the debt from Subcredit “A” is subject to daily restatement pursuant to the terms of Clause 8, the Collection Notice contemplated in this Clause will be issued by BNDES, with indication of a reference value in Monetary Unit of BNDES - UMBND, whose quotation shall be obtained from the Collection Department of the Financial Area of BNDES - AF/DECOB, the value of the payment being due in currency, calculated by the respective quotation of the date of the effective payment.

§2

Failure to receive the Collection Notice shall not release BENEFICIARY from the obligation to pay the installments of principal and charges on the dates established in this Contract.

§3

BNDES shall leave at the disposal of the BENEFICIARY the information, data and calculations, which serve as a basis for the calculation of the values due.

CLAUSE 10

AMORTIZATION

The principal of the debt, resulting from each Subcredit of this Contract shall be paid to BNDES as follows:

I - Subcredit “A”: in 60 (sixty) monthly and successive installments, each in the value of the principal falling due of the debt of this Subcredit, restated pursuant to the terms of Clause 8, divided by the number of amortization installments not yet due, the first falling due on the May 15 (fifteen), 2006 and the last on April 15 (fifteen), 2011, in compliance with the provisions in Clause 22.

II - Subcredit “B”: in 60 (sixty) monthly and successive installments, each of them in the value of the principal falling due of the debt of this Subcredit, divided by the number of amortization installments not yet due, the first installment falling due on March 15th (fifteenth), 2006 and the last on February 15th (fifteenth), 2011, in compliance with the provisions in Clause 22.

SOLE §

The BENEFICIARY undertakes to settle on April 15th (fifteenth), 2011, with the last installment of amortization, all the obligations of this Contract.

CLAUSE 11

GUARANTEES OF THE TRANSACTION

To ensure the payment of any financial obligations resulting from this Contract, as the principal of the debt, interest, commissions, conventional penalty, fines and expenses, BENEFICIARY gives to BNDES:

I - Bail of INTERVENING PARTY BRASIL TELECOM PARTICIPAÇÕES S.A., in the capacity of joint debtor and principal payer of all the obligations resulting from this Contract, until its final settlement, with express waiver of the benefits of Articles 366, 827 and 838 of the Civil Code.

II - Restriction in guarantee, in favor of BNDES, by BENEFICIARY, irrevocably and irreversibly, from the execution of this Contract and until final settlement of all the obligations assumed by BENEFICIARY and by the INTERVENING PARTY, of a portion of its revenue, from the provision of fixed switched telephony services, in the value corresponding to the total amortization installments of the principal and accessories of the debt resulting from this Contract.

III - Assignment, in favor of BNDES, irrevocably and irreversibly, of the indemnity due to the BENEFICIARY, in the event of extinction of the concession contract, of the fixed switched telephony services, signed by BENEFICIARY and ANATEL, in an amount sufficient for the settlement of the obligations resulting from this Contract, in compliance with items VII and VIII of Clause 13.

SOLE §

The guarantee contemplated in item II of this Clause is formalized through the Contract of Assignment and Restriction of Revenue and other Covenants, signed on this date, by BENEFICIARY, BNDES and Banco do Brasil S.A., which is an integral and inseparable part of this CONTRACT, according to Annex II.

CLAUSE 12

ALTERATION OF THE LEGAL REMUNERATION CRITERIA OF THE FUNDS FROM THE PIS/PASEP AND FAT FUNDS

In the event of the legal remuneration criteria of the funds onlent to BNDES, arising out of the PIS/PASEP and FAT funds being substituted, the remuneration contemplated in Clause 15 may, at the discretion of BNDES, start to be made by use of a new remuneration criteria of said funds, or another, indicated by BNDES, which, in addition to preserving the real value of the transaction, remunerates it at the same previous levels. In this case, BNDES shall inform the alteration in writing to BENEFICIARY.

CLAUSE 13

SPECIAL OBLIGATIONS OF BENEFICIARY

BENEFICIARY undertakes to:

I - comply, where applicable, until final settlement of the debt resulting from this Contract, with the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of December 16, 1991, by Resolution No. 863, of March 11, 1996, by Resolution No. 878, of September 04, 1996, by Resolution No. 894, of March 06, 1997, by Resolution No. 927, of April 1, 1998 and by Resolution No. 976, of September 24, 2001, all of the BNDES Management, published in the Union Gazette (Section I) of December 29, 1987, December 27, 1991, April 08, 1996, September 24, 1996, March 19, 1997, April 15, 1998 and October 31, 2001, respectively, whose copy is delivered herewith to BENEFICIARY, which, after becoming aware of all the content of same, declares to accept it as an integral and inseparable part of this Contract, for all legal effects and purposes;

II - in the event of the occurrence, in function of the project contemplated in Clause 1, of a reduction in the staff of BENEFICIARY, during the effective period of this Contract, to offer a training program geared to labor opportunities in other companies after having submitted to BNDES, for appreciation, a document that specifies and attests to the conclusion of the negotiations made with the competent representation(s) of the workers involved in the dismissal process;

III - adopt, during the effective period of this Contract, the measures and actions intended to avoid or correct damages to the environment, occupational safety and medicine, which may be caused by the project, contemplated in Clause 1;

IV - maintain in good standing its obligations with the environmental bodies, during the effective period of this Contract;

V - observe, during the effective period of this Contract, the provision in the legislation applicable to handicapped persons;

VI - not constitute, except if previously and expressly authorized by BNDES, which shall pronounce, within 45 (forty-five) days, in rem guarantees, of any kind, in transactions with other creditors, without the same guarantee being provided to BNDES, with equal priority of payment;

VII - send, with copy to BNDES, correspondence to the Concession Power, attaching a copy of this Contract, requesting to include in the processes in connection with eventual calculations of indemnity the amount of its debt to BNDES, as well as BNDES be informed about any fact, which may impair compliance with any of the obligations resulting from this transaction;

VIII - in the event of the indemnity contemplated in item III of Clause 11 not being due, pay BNDES directly the financial obligations intended for full settlement of the debt resulting from this transaction.

CLAUSE 14

OBLIGATIONS OF THE INTERVENING PARTY

The INTERVENING PARTY BRASIL TELECOM PARTICIPAÇÕES S.A., identified in the preamble of this Contract, undertakes to:

I - maintain for the effectiveness of this Contract and until its final maturity, the following financial indices, calculated annually based on the consolidated balance sheets of BRASIL TELECOM PARTICIPAÇÕES S/A, audited by external auditors registered at CVM:

a) capitalization index (PL/AT): shareholders’ equity divided by the total assets, equal to or greater than 0.35;

b) financial result index - EBITDA margin: (EBITDA/ROL): result prior to interest, income tax, depreciation and amortization, divided by net operating revenue, greater than or equal to 0.40;

c) EBITDA/Financial Expense equal to or greater than 2.5;

d) Total Financial Debt/EBITDA equal to or lower than 3.50 and;

e) (Remunerated Short term debt - Availabilities)/EBITDA equal to or lower than 0.55.

II - contribute the funds necessary to the performance of the project contemplated in Clause 1, as well as maintain them during the effectiveness of this Contract;

III - take all the steps necessary to ensure compliance with the purpose of this transaction;

IV - perform all the acts necessary to ensure the performance of the investments plan as presented to BNDES;

V - inform immediately to BNDES any act or fact which may impair compliance with the purpose contemplated in Clause 1, particularly in connection with the guarantees covenanted;

VI - communicate in advance to BNDES any alteration in its corporate shareholding or in the corporate shareholding of BENEFICIARY;

VII - exercise its direct or indirect controlling power, over the BENEFICIARY, so as to maintain the good standing of the concession contract with ANATEL;

VIII - comply with its duties and responsibilities in connection with BENEFICIARY, pursuant to the terms of Articles 115, 116 and 117 of Law No. 6.404 of 12.15.76.

§1

Noncompliance, by the INTERVENING PARTY, with any of the financial indices contemplated in item I of this Clause, shall lead to freezing of the funds corresponding to 03 (three) times the value of the “Highest Installment”, according to the provisions of the Contract of Concession and Restriction of Revenue and Other Covenants contemplated in the Sole § of Clause 11.

§2

If it is evidenced that the INTERVENING PARTY has not complied with any of the financial indices contemplated in item I of this Clause, for 2 (two) consecutive fiscal years, BNDES may choose, within 45 (forty-five) days after official disclosure to the market of the results of the INTERVENING PARTY, among: 1) maintenance of the value retained in the restricted account; 2) declare the early maturity of this Contract, with enforceability of the debt and immediate suspension of any disbursement.

§3

For purposes of calculation of the financial indices set forth in item I of this Clause, the following definitions and criteria will be adopted:

a) PL = Shareholders’ Equity, including “Minority Participations”, AC - Current Assets, EBITDA - Result Prior to Interest paid and/or received, income tax, depreciation and amortization, ROL - Net Operating Revenue; AT = Total Assets.

b) The Financial Expenses exclude the Interest on Net Current Assets, provided that these are fully compensated or to compensate at the time of the payment of dividends.

c) Remunerated Short Term Debt is that corresponding to the sum of the balance of the Loans and Financing of Debentures, of Commercial Papers, of papers issued in the International market (Bonds, Eurbobonds) and balance of financing granted by suppliers, recorded in the current liabilities.

d) All the parameters in connection with the result (EBITDA, ROL and Financial Expense) shall be calculated on an annual basis.

CLAUSE 15

RECIPROCAL POWER OF ATTORNEY

The BENEFICIARY and the INTERVENING PARTY hereby, irrevocably and irreversibly, constitute each other mutually and reciprocally attorneys-in-fact until final settlement of the debt assumed herein, with powers to receive summons, notifications and, moreover, with ad judicia powers for the forum in general, which may be subgranted to a lawyer- all in connection with any judicial or extrajudicial proceedings filed against them by BNDES, as a result of this Contract, being able to perform all the acts necessary to good and faithful performance of this mandate.

CLAUSE 16

CONDITIONS FOR USE OF THE CREDIT

The use of the credit, in addition to compliance, as applicable, of the conditions contemplated in Articles 5 and 6 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” mentioned above, and of those established in the “FOLLOW UP RULES AND INSTRUCTIONS”, set forth in Article 2 of the same “PROVISIONS”, is subject to compliance with the following:

I - for use of the first credit installment:

a. opening, by BENEFICIARY, of current account with BNDES.

b. evidence of receipt, by ANATEL, of correspondence contemplated in item VII of Clause 13;

c. submission of the Contract of Assignment and Restriction of Revenue and Other Covenants, duly registered, as well as evidence, by BENEFICIARY, of compliance with the obligations pertaining to the Notifications to the signatories of the Onlending Agreement No. 543/2000 of 11/24/2000, pursuant to the terms of Appendix C of said Contract.

II - for use of each installment of the credit:

a) inexistence of a fact of an economic-financial nature, which, at the discretion of BNDES, may compromise the performance of the undertaking presently financed, so as to alter it, or prevent its performance, in the terms contemplated in the project approved by BNDES;

b) submission, by BENEFICIARY, of Clearance Certificate - CND, issued by the INSS (Department of Health and Social Security), via Internet, to be extracted by BENEFICIARY and checked by BNDES at the address www.mpas.gov.br;

c) evidence of good standing of status in connection with the environmental bodies, or when such evidence has been submitted and is in effect, declaration by the BENEFICIARY as to the continuity of the validity of such document.

CLAUSE 17

BAIL

The INTERVENING PARTY BRASIL TELECOM PARTICIPAÇÕES S.A., identified in the preamble, accepts this Contract in the capacity of guarantor and principal payer, waiving expressly the benefits of Articles 366, 827 and 838 of the Civil Code, and assuming joint responsibility, until the final liquidation of this Contract, for faithful and accurate compliance with all the obligations assumed herein, by BENEFICIARY.

CLAUSE 18

DEFAULT

In the event of default on the obligations assumed by the BENEFICIARY and by the INTERVENING PARTY, the provision of Articles 40 to 47-A of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, contemplated in Clause 13, item 1, shall apply.

CLAUSE 19

FILING FINE

In the event of judicial collection of the debt resulting from this Contract, BENEFICIARY shall pay a fine of 10% (ten percent) on the principal and charges of the debt, in addition to extrajudicial and judicial expenses as well as lawyers’ fees, due from the first order by the competent authority in the collection petition.

CLAUSE 20

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees shall be released, and the provisions of Article 18, § 2 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, mentioned in the Clause 13, item I, shall apply to the other obligations.

CLAUSE 21

EARLY MATURITY

BNDES may declare the early maturity of this Contract, with enforceability of the debt and immediate suspension of any disbursement, if, in addition to the events contemplated in Article 39 and 40 of the “GENERAL PROVISIONS APPLICABLE TO BNDES CONTRACTS”, contemplated in Clause 13, item I, the following are evidenced by BNDES:

a) reduction in the number of staff of BENEFICIARY, without compliance with the provisions in item II of Clause 13;

b) the inclusion, in a corporate agreement, bylaw or Articles of Incorporation of the BENEFICIARY, or of the companies that control it, of a provision by which it is required a special quorum for deliberation or approval of matters that limit or curtail the control of any of these companies by the respective controllers, or, the inclusion, in those documents of a provision that leads to:

i) restrictions to the growth capacity of the BENEFICIARY or its technological development;

ii) restrictions of access by BENEFICIARY to new markets; or

iii) restrictions or loss of the capacity of payment of the financial obligations resulting from this transaction;

c) early maturity of any loan agreement executed by BENEFICIARY with BNDES or with Finance Agents through onlending of BNDES funds;

d) noncompliance by the BENEFICIARY with the provisions in item VI of Clause 13;

e) termination of the Concession Contract of the fixed switched telephony services, executed by BENEFICIARY and ANATEL;

§1

BNDES may also choose early maturity of this Contract, pursuant to the terms of the provisions in §2 of Clause 14.

§2

In the event of application of the funds granted by this Contract, for a purpose other than the one contemplated in Clause 1, BNDES, without prejudice to the provisions in the heading of this Clause, shall inform the fact to the Public Prosecution Service, for the purposes and effects of Law No. 7.492, of 06.16.86.

CLAUSE 22

MATURITY ON HOLIDAYS

Every maturity of provision of amortization of principal and charges, which occurs on Saturdays, Sundays or national holidays, including bank holidays, shall be, for all purposes and effects of this Contract, displaced to the first subsequent business day, the charges being calculated until this date, and if beginning, the following regular period of determination and calculation of the charges of this Contract will also commence from this date.

CLAUSE 23

PERFORMANCE PREMIUM

It will be due, annually, to BNDES by the BENEFICIARY, a Performance Premium, in the amount equivalent to 0.5% (half of a percent) of the outstanding balance, calculated on December 31, of each year, whenever its EBITDA, as defined in Clause 14, is higher than or equal to the values set forth in the table below, which correspond to the projected EBITDA of BENEFICIARY increased by 10% (ten percent):

Year	2004	2005	2006	2007	2008	2009	2010	2011
Referential EBITDA	4,425,911	5,097,604	5,369,501	5,873,540	6,067,110	6,531,243	6,728,549	7,240,406

SOLE §

The Performance Premium contemplated in this Clause shall be paid to BNDES in 8 (eight) installments, monthly and successive, the first falling due on May 15 of each year in which it is due.

CLAUSE 24

REDUCTION OF THE INTEREST RATE

The interest contemplated in Clauses 4 and 5 will be reduced from 5.5% (five and a half percent) per annum to 4.5% (four and half percent) per annum, during the period in which BENEFICIARY and the INTERVENING PARTY evidence, satisfactorily to BNDES, full compliance with the special conditions of Corporate Governance contemplated in Annex I hereto.

§1

BNDES will have up to 60 (sixty) days, from presentation by BENEFICIARY of the relevant documentation, to pronounce on full compliance with the special conditions of Corporate Governance mentioned in the heading.

§2

In the event of full compliance with the special conditions of Corporate Governance contemplated in this Clause, the reduction in the rate of interest will be effective from the 15th (fifteenth) day of the month subsequent to pronouncement by BNDES.

§3

During the period in which the reduction of the interest rate is effective, BNDES may, at any time, request evidence of maintenance of the special Corporate Governance Conditions, under penalty of cancellation of said reduction in the interest rates and return to the rates contemplated in Clauses 4 and 5.

BENEFICIARY and the INTERVENING PARTY have submitted the Clearance Certificates - CND No. 189842004-23001040 and No. 211172004-23001040, respectively issued on July 27, 2004 and on 08/05/2004, by the INSS.

The pages of this instrument are initialed by Maria Beatriz Borges da Fonseca, lawyer of BNDES, by authorization of the legal representatives who sign it.

IN WITNESS WHEREOF, they sign this instrument in 3 (three) counterparts of equal content and form, and for a single purpose, before the undersigned witnesses.

(Signature page of the Loan Agreement by Extension of Credit No. 04.2.559.3.1)

Rio de Janeiro, August 13, 2004

By BNDES:

/s/ Carlos Lessa	/s/ Daro Costa
Carlos Lessa	Daro Costa
Chairman	Vice-Chairman

By BENEFICIARY:

/s/ Raimundo Barretto Bastos	/s/ Marcos Tourinho
Raimundo Barretto Bastos	Marcos Tourinho
Assistant Director of Financial Operations	Investors and Shareholders Relations Director

BRASIL TELECOM S.A.

By INTERVENING PARTY:

/s/ Raimundo Barretto Bastos	/s/ Marcos Tourinho
Raimundo Barretto Bastos	Marcos Tourinho
Assistant Director of Financial Operations	Investors and Shareholders Relations Director

BRASIL TELECOM PARTICIPAÇÕES S.A.

WITNESSES:

/s/ Samuel Saldanha Teixeira	/s/ Mariana Caminada Rodrigues Costa
Name: Samuel Saldanha Teixeira	Name: Mariana Caminada Rodrigues Costa
CPF: 084480168-23	CPF: 100499707-80

Translator’s Note: Document duly authenticated at the 21 Ofício de Notas, Rio de Janeiro on August 19, 2004.

ANNEX I

TO THE LOAN AGREEMENT BY EXTENSION OF CREDIT No. 04.2.559.3.1

CORPORATE GOVERNANCE ITEMS REQUIRED BY BNDES

BRASIL TELECOM S.A. and BRASIL TELECOM PARTICIPAÇÕES S.A. shall observe the following Corporate Governance Conditions:

a) Inexistence of loan, surety or guarantee by the subsidiary to the parent company;

b) Presentation of financial statements audited by a company registered at CVM (the Brazilian equivalent to the Securities and Exchange Commission of the United States);

c) Compliance with the following procedures in relation to the transactions with related parties:

(i)	they must be described in the financial statements as contemplated in the normative rulings of CVM;

(ii)	be performed in market conditions;

(iii)	be part of the normal course of business of the company;

(iv)	be the subject of a declaration by the administrators and board directors attesting to items (ii) and (iii);

(v)	in publicly held companies, important contracts with related parties (total value above 10% of the Companies’ shareholders equity) must be submitted to the vote of all the shareholders at a General Meeting, there must be statutory provision for this matter;

d) Filing of the Shareholders Agreement(s) at the Company’s headquarters, the same must be disclosed to BNDES and to all the shareholders who request them;

e) Not permit the auditors of the company to provide other services other than the audit services established in §3 of Article 177 of Law 6.404/76, the preparation of a comfort letter for underwriting of papers or securities being permitted, provided it is previously approved by the Company’s Board of Directors;

f) Obligation of rotation of the audit company every four years, in the maximum. The Independent Auditor (a Natural Person or Corporation) may not provide services to the same client, for a period greater than four consecutive years, and a minimum interval of three years for its re-engagement is required;

g) Obtaining, with the independent auditors, of a declaration of independence provided by the auditors, to be requested annually;

h) Obligation of the presence of, at least, 2 independent directors in the company’s Board of Directors;

i) Existence of a unified mandate, of at least one year, for the members of the Board of Directors, with the possibility of re-election;

j) Existence of internal regulations of the Board of Directors;

k) The internal regulations of the Board of Directors must provide for the constitution of advisory committees for specific matters. Such committees do not need to be remunerated and may not have the power of deliberation. They only provide advice to the Board of Directors;

l) Guarantee of free access to the updated list of shareholders by any holder of shares in the company for purposes of representation at meetings, according to Article 100, §1 and 2 of Law 6.404/76, with the alterations made by Law 10.303/01;

m) Existence of internal regulations of the Audit Committee;

n) Putting in place the function of an internal audit;

o) Disclosure of an annual calendar of corporate events;

p) Adhesion to the Arbitration Chamber for Corporate Matters;

q) Obligation of performance of Special Shareholders’ Meeting, with the presence and favorable vote of all the shareholders (including preferred shareholders without voting right) for the approval of matters of great importance, such as transformation, incorporation, split, merger, contracts between the Company and companies of the same group, and other matters in which there may be a conflict of interests between the controlling shareholder and the Company. In events of conflict of interests between the controlling shareholder and the company, pursuant to the terms of Law 6.404/76 and subsequent alterations, the controlling shareholder will be prevented from voting;

r) Convening of the Audit Committee with full access to information and responsibility for the engagement and follow up of auditors, which shall have internal regulations. Until the convening of said committee, the Company’s administration may recommend the activity of the Board of Directors in the temporary capacity of Audit Committee;

s) Adoption by the Company of a Code of Ethics and Corporate Governance;

t) Obligation of voting rights for all the shareholders (of common and preferred shares) for the approval of matters in connection with remuneration programs in preferred shares/options.

DEFINITIONS:

The expressions used in this annex, enumerated below, have the following meaning, when not used with their general meaning:

Controlling Shareholder: the shareholder of the group of shareholders bound by a shareholders agreement or under common control, who exercise the Controlling Power of the Company.

Disposing Controlling Shareholder: the Controlling shareholder when the same promotes the disposal of control of the Company.

Independent Member of the Board of Directors: he who does not have a bond with the Controlling Shareholders or who does not perform any other activity of administration in the Company.

Associated Company: companies, which exert significant influence in the administration of another company, without controlling it. It is characterized as significant influence the power to participate in the decisions on financial, commercial and operating policies of the company. The existence of this influence is presumed, moreover, when direct or indirect participation, of 10% (ten percent) or more in the capital exists.

Subsidiary: company controlled by the Company.

Parent Company: company exercising controlling power of the Company.

Controlling Power: power effectively used to direct the corporate activities and orient the operation of the bodies of the Company, directly or indirectly, factually or legally. There is a relative presumption of holding control in relation to the person or group of persons bound by a shareholders agreement or under common control (“control group”) that holds the shares, which have assured to it the absolute majority of votes of shareholders present in the three last shareholders meetings of the Company, event if not as holder of the shares that guarantee the absolute majority of the voting capital to it.

Related Parties: entities, natural persons or corporations, with whom a company has the possibility of contract, in the latu sensu of this term, in conditions other than of commutation and independence, which characterize transactions with third parties, foreign to the company, to its management control or to any other influence area. The terms “contract” and “transactions” refer, in this context, to transactions such as: buying, selling, lending, borrowing, remunerating, providing or receiving services, transaction conditions, giving or receiving consignment, subscribing capital, exercising options, distributing profits, etc.

ANNEX II

CONTRACT OF ASSIGNMENT AND RESTRICTION OF REVENUE AND OTHER COVENANTS MADE BY BRASIL TELECOM S.A., BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND BANCO DO BRASIL S/A, WITH THIRD PARTY INTERVENTION, AS FOLLOWS:

BRASIL TELECOM, hereinafter referred to as BRASIL TELECOM, a corporation, headquartered in the Federal District, Brasilia, SIA SUL - ASP - LOTE D - BLOCO B, with corporate taxpayer register under CNPJ No. 76.535.764/0001-43, by its undersigned representatives;

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, herewith referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, and with services in this City, at Avenida República do Chile No. 100, CNPJ No. 33.657.248/0001-89, by its undersigned representatives;

BANCO DO BRASIL S.A., herewith referred to simply as CENTRALIZING BANK, a financial institution headquartered in Brasilia/DF, Setor Bancário Sul, Quadra 4 - Bloco A - Ed. Sede I, CNPJ No. 00.000.000/1584-96, by its undersigned representatives;

and, as INTERVENING PARTY GUARANTOR:

BRASIL TELECOM PARTICIPAÇÕES S.A., hereinafter referred to as INTERVENING PARTY, a corporation, headquartered in the Federal District, Brasilia, SIA SUL - ASP - LOTE D - BLOCO B, CNPJ No. 02.570.688/0001-70, by its undersigned representatives:

WHEREAS:

1. Through the Loan Agreement by Extension of Fixed Credit No. 543/2000, executed on November 24, 2000 by BANCO CITIBANK S.A., BANCO DO BRASIL S.A., BANCO ITAÚ S.A., BANCO BRADESCO S.A., FINANCEIRA ALFA S.A., BANCO VOTORANTIM S.A., BANCO SAFRA S.A., BANCO BBA CREDITANSTALT S.A., UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A., BANCO BILBAO VIZCAYA ARGENTARIA BRASIL S.A., HSBC BANK BRASIL S.A. - BANCO MÚLTIPLO and BANCO ABN AMRO REAL S.A., on one side, in the capacity of financial agents of BNDES, and BRASIL TELECOM, as beneficiary, a facility in the total value of R$ 1,211,000,000.00 (one billion, two hundred and eleven million reais) was extended in favor of the beneficiary, intended to provide financial support for the expansion of the Telecommunications Plant (Voice, Data and Images) and operating improvements for compliance with the General Quality Targets Plan (PGMQ), established by ANATEL, with investment in the period 06/1998 to 12/2001, as well as settlement of the Finance Agreement by Onlending of Loans contracted with BNDES as “Bridge Loan” for Telecommunications No.s 555/99-A to I;

2 - Through the Loan Agreement by Extension of Credit No. 00.2.542.3.1, executed on November 24, 2000, by BNDES and BRASIL TELECOM, a facility was extended in the total value of R$ 519,900,000.00 (five hundred and nineteen million reais), in favor of BRASIL TELECOM, intended to provide financial support for the expansion of the Telecommunications Plant (Voice, Data and Images) and operational improvements, for compliance with the General Plan of Quality Targets (PGMQ), established by ANATEL, with investment in the period from 06/1998 to 12/2001, as well as the settlement of the Bridge Loan Agreement, without number, executed on 11/12/99, in the value of R$ 424,000,000.00 (four hundred and twenty-four million reais), as provided in said instrument;

3 - To ensure compliance with the obligations assumed in connection with the financing agents mentioned above, BNDES, resulting from the financing set forth in items 1 and 2 above, it was executed on November 24, 2000, by BRASIL TELECOM, in the capacity of beneficiary, BANCO DO BRASIL S.A., in the capacity of CENTRALIZING BANK, BANCO CITIBANK S.A., FINANCEIRA ALFA S.A., BANCO VOTORANTIM S.A., BANCO SAFRA S.A., BANCO BBA CREDITANSTALT S.A., UNIBANCO - UNIÃO

DE BANCOS BRASILEIROS S.A., BANCO BILBAO VIZCAYA ARGENTARIA BRASIL S.A., HSBC BANK BRASIL S.A. - BANCO MÚLTIPLO and BANCO ABN AMRO REAL S.A., in the capacity of financing agents, and BNDES, the “Contract of Collection, Deposit, with Intervention and Other Covenants” (hereinafter referred to as COLLECTION AGREEMENT), through which BRASIL TELECOM restricted, in favor of said agents and of BNDES, 50% (fifty percent) of the revenue collected in the financial institutions identified in the COLLECTION AGREEMENT as “COLLECTING BANKS” and hereinafter referred to as COLLECTING BANKS (set forth in Appendix A of this Contract), arising out of the provision of fixed switched telephony services offered to its users;

4. According to the scheme in the COLLECTION AGREEMENT, the revenue restriction mentioned above is made by daily transfer of the funds collected by the COLLECTING BANKS for 10 (ten) restricted accounts, held by BRASIL TELECOM, opened and maintained with BANCO DO BRASIL S.A., in the form of a COLLECTION AGREEMENT, identified in Appendix B hereto and hereinafter referred to as RESTRICTED ACCOUNTS;

5 - Through the Loan Agreement by Extension of Credit No. 04.2.559.3.1, executed on this date between BNDES and BRASIL TELECOM, hereinafter referred to as FINANCING, a facility was extended in the total value of R$1,267,593,000.00 (one billion, two hundred and sixty-seven million, five hundred and ninety-three thousand reais), in favor of BRASIL TELECOM, intended for the making of investments in connection with the period July 2003 to December 2005, for the expansion of the Telecommunication Plan (Voice, Data and Images) and operational improvements for compliance with the General Plan of Universalization Targets (PGMU) and of the General Plan of Quality Targets (PGMQ) established by the National Telecommunications Agency - ANATEL.

6. To ensure compliance with the obligations assumed in the FINANCING, BRASIL TELECOM undertook to assign and restrict in guarantee, in favor of BNDES, 50% (fifty percent) of its revenue from the provision of fixed switched telephony services to its users, whereas the remaining 50% (fifty percent) of the revenue were previously assigned and restricted as guarantee for the finances mentioned in items 1 and 2 above, pursuant to the terms of the COLLECTION AGREEMENT;

7. That BANCO DO BRASIL is a financial institution, chosen by BRASIL TELECOM to perform the administration, centralization, and retention of the revenues mentioned above, according to the CONTRACT.

RESOLVE to enter into this private instrument of Contract of Assignment and Restriction of Revenue and Other Covenants, which becomes an integral and inseparable part of the FINANCING, which will be governed by the following clauses:

CLAUSE 1

DEFINITIONS OF TERMS The expressions used in this Contract, enumerated below, have the following meaning, when not used in their general meaning:

I) COLLECTING BANKS - Financial institutions identified in Appendix A of this Contract, engaged by BRASIL TELECOM to receive any and all amounts received by BRASIL TELECOM as a result of the provision of the fixed switched telephony service, regardless of the form of collection adopted, in the performance of the activities of concession of commuted fixed switched telephony, in the states of Paraná, Goiás, Mato Grosso do Sul, Mato Grosso, Rondônia, Acre, Santa Catarina, Tocantins, in the Municipality of Pelotas and in the Federal District.

II) CENTRALIZING BANK - BANCO DO BRASIL S.A., headquartered in the city of Brasilia, Federal District, in Setor Bancário Sul, Quadra 4, Bloco A. Edifício Sede I, CNPJ No. 00.000.000/1.584-96, a financial institution responsible for the centralization and administration of the RESTRICTED REVENUE of BRASIL TELECOM, as provided in this Contract;

III) CENTRALIZING ACCOUNT - Current Account No. 5553-0, of Branch 3307-8, of the CENTRALIZING BANK, whose holder is BRASIL TELECOM, to be used for the centralization of the RESTRICTED REVENUE, which shall be operated solely pursuant to the terms of this Contract, through transfer mechanisms, money orders, DOC or TED, or other forms of electronic transfers authorized by the applicable regulation, the issue of checks or any other means of movement against it not being permitted, to which will be transferred 50% (fifty percent) of the funds collected daily by the COLLECTING BANKS in the RESTRICTED ACCOUNTS identified in Appendix B;

IV) MOVEMENT ACCOUNTS - current accounts freely subject to operation, held by BRASIL TELECOM, opened with the CENTRALIZING BANK, contemplated in the COLLECTION AGREEMENT;

V) RESTRICTED ACCOUNTS - 10 (ten) current accounts, held by BRASIL TELECOM, identified in the form of Appendix B of this Contract, held at the CENTRALIZING BANK, to which are transferred all the funds collected, daily, by the COLLECTING BANKS, as a result of the commuted fixed switched telephony service agreements, entered into by the users and BRASIL TELECOM, in the performance of its activities of concession of commuted fixed switched telephony;

VI) DOMICILE BANK - financial institution where BRASIL TELECOM shall hold its RESTRICTED ACCOUNTS, the CENTRALIZING ACCOUNT and the MOVEMENT ACCOUNTS, until final settlement of the obligations assumed in the FINANCING;

VII) INVOICES - Bills of sale of Telecommunications Services issued by BRASIL TELECOM against the users of the commuted fixed switched telephony services provided by BRASIL TELECOM;

VIII) FINANCING - the FINANCING, contemplated in the Loan Agreement by Extension of Credit No. 04.2.559.3.1, executed on this date by BRASIL TELECOM and BNDES;

IX) HIGHEST INSTALLMENT - the sum of the highest installment due by BRASIL TELECOM in the FINANCING, including the principal of the debts, interest, commissions, conventional penalty and other charges contemplated therein;

X - RESTRICTED REVENUE - 50% (fifty percent) of all the funds collected daily by the COLLECTING BANKS as a result of the provision of commuted fixed switched telephony services, provided to the users by BRASIL TELECOM, regardless of the form of collection adopted, transferred daily to the CENTRALIZING ACCOUNT.

XI - REVENUES - the sum of all the funds deposited and/or collected as a result of the provision of the commuted fixed switched telephony services provided by BRASIL TELECOM, regardless of the form of collection adopted.

CLAUSE 2

PURPOSE The purpose of this Contract is the assignment and restriction in favor of BNDES, by BRASIL TELECOM, of a portion of its revenue, necessary for full settlement of the obligations assumed by it, as guarantee of the FINANCING.

CLAUSE 3

ASSIGNMENT AND RESTRICTION OF REVENUES

3.1. To ensure the payment of any obligations resulting from the FINANCING, such as the principal of the debt, interest, commissions, conventional penalty and fines, BRASIL TELECOM assigns and transfers as guarantee to BNDES, irrevocably and irreversibly, in compliance with the provision in subitem 3.2, the RESTRICTED REVENUE, in the amount corresponding to the total installments of principal and accessories resulting from the FINANCING, received and transferred daily by the CENTRALIZING BANK and by the COLLECTING BANKS to the CENTRALIZING ACCOUNT, according to Clause 5.

3.2 BRASIL TELECOM authorizes herewith, irrevocably and irreversibly, the CENTRALIZING BANK, to deduct and transfer to the account and order of BNDES, of the CENTRALIZING ACCOUNT to the current account indicated by it, the sums necessary for the payment of the installments of amortization of the principal and of the accessories of the debt resulting from the FINANCING, to be informed by BNDES, as contemplated in subitem 3.3; (ii) early maturity of the FINANCING; and (iii) freezing of funds, pursuant to the terms of subitem 7.2.

3.3 BNDES shall inform the CENTRALIZING BANK, by debit notice, the amount of the funds to be deducted and transferred to the current account indicated.

3.4 Based on the information contemplated in subitem 3.3, the funds deposited in the CENTRALIZING ACCOUNT shall be frozen, until order by BNDES, and will be used for total or partial settlement of the FINANCING and, if they are not sufficient, the funds frozen will be used, pursuant to the terms of subitem 7.2.

3.5 BRASIL TELECOM undertakes not to alter the COLLECTION AGREEMENT, specifically, in connection with the list of RESTRICTED ACCOUNTS and the obligation of collection and deposit of the funds in the RESTRICTED ACCOUNTS.

CLAUSE 4

CENTRALIZATION OF REVENUE

4.1 BRASIL TELECOM undertakes to promote, during the effectiveness of this CONTRACT, the collection of the INVOICES from the provision of fixed telephony services to its users, at the bank branches of the CENTRALIZING BANK and of the COLLECTING BANKS (listed in Appendix A of this CONTRACT).

4.2 BRASIL TELECOM and the CENTRALIZING BANK undertake to timely inform BNDES, if the monthly volume of funds deposited in the CENTRALIZING ACCOUNT is less than 90% (ninety percent) of the value declared in subitem 4.2.1. duly restated by the same indices used for the outstanding balances of the FINANCING.

4.2.1 BRASIL TELECOM herewith declares and guarantees that the RESTRICTED REVENUE, defined thus in the terms of this CONTRACT and calculated by its monthly average balance is of at least R$ 260,000,000.00 (two hundred and sixty million reais).

4.2.2 In the event of the occurrence of the reduction contemplated in item 4.2., BRASIL TELECOM undertakes to reinforce the guarantee constituted herein, within the period of 10 (ten) consecutive days, counted from the request by BNDES, under penalty of early maturity of the FINANCING, BNDES reserving the right to accept or not accept the new guarantees.

CLAUSE 5

FLOW OF FUNDS IN THE CENTRALIZING ACCOUNT

5.1 BRASIL TELECOM undertakes to maintain with the CENTRALIZING BANK for the entire effective period of the FINANCING, the CENTRALIZING ACCOUNT, where the RESTRICTED REVENUE will be credited, in compliance with the provisions in this Clause.

5.2. The CENTRALIZING BANK shall transfer to the CENTRALIZING ACCOUNT, by TED - Available Electronic Transfer, 50% (fifty percent) of all the funds collected daily by the COLLECTING BANKS and transferred to the RESTRICTED ACCOUNTS.

5.2.1 BRASIL TELECOM, along with the CENTRALIZING BANK undertake to notify, pursuant to the terms of Appendix C of this CONTRACT, all the parties and intervening parties of the COLLECTION AGREEMENT about the transfer of funds contemplated in this subitem.

5.2.2 The notifications contemplated in subitem 5.2.1, duly signed by the legal representatives of the signatory BANKS of the COLLECTION AGREEMENT, shall be delivered to BNDES within 10 (ten) business days, counted from the date of execution of the FINANCING, under penalty of the funds contemplated in the FINANCING not being released, pursuant to the terms of the respective contract.

5.2.3 In the event of the COLLECTING BANKS not effecting the funds transfers, as established in this CONTRACT, BRASIL TELECOM undertakes to reinforce the presently constituted guarantee, within 10 (ten) consecutive days, counted from the request by BNDES, under penalty of early maturity of the FINANCING, BNDES reserving the right to accept or not accept the new guarantees.

5.3. The CENTRALIZING ACCOUNT will be operated, exclusively, by the CENTRALIZING BANK by TED, and the issue of checks or any other means of movement against it is not permitted, in compliance with the following scheme.

5.3.1 The funds collected shall be credited to the CENTRALIZING ACCOUNT, on the business day subsequent to its collection with the COLLECTING BANKS and transferred according to subitem 5.2, arising out of the payments of the INVOICES, made by the users, arising out of the provision of fixed telephony services.

5.3.2 The funds mentioned in subitem 5.3.1 shall be transferred immediately to the MOVEMENT ACCOUNTS of BRASIL TELECOM, held at the CENTRALIZING BANK, except when BNDES determines freezing on account of default on any obligations of BRASIL TELECOM and of the INTERVENING PARTY, resulting from the FINANCING.

5.4 The RESTRICTED REVENUE already deposited in the CENTRALIZING ACCOUNT at the time of the occurrence of the default by BRASIL TELECOM or by the INTERVENING PARTY and of the determination of freezing of the accounts, contemplated in subitem 3.4, and those deposited since then, will be immediately retained in the CENTRALIZING ACCOUNT until there is an order against it by BNDES.

CLAUSE 6

PROHIBITION OF ASSIGNMENT AND RESTRICTION BRASIL TELECOM may not assign, restrict, dispose of, transfer, sell, encumber or pledge and/or in any other way trade the RESTRICTED REVENUE, without previous and express consent by BNDES, under penalty of early maturity, and shall maintain in force, until final settlement of all the obligations resulting from the FINANCING, this CONTRACT and/or any contractual instruments executed with the CENTRALIZING BANK and with the COLLECTING BANKS, undertaking also, not to change its BANK DOMICILE, without previous consent by BNDES.

CLAUSE 7

CONCESSION OF POWERS

7.1 BRASIL TELECOM grants to the CENTRALIZING BANK and to BNDES a power of attorney with special powers, irrevocably and irreversibly, pursuant to the terms of Article 684 of the Brazilian Civil Code, which power of attorney shall survive the effectiveness of the CONTRACT, BNDES being able to freeze and retain, on the date of occurrence of default, until regularization and compliance of the obligations assumed by BRASIL TELECOM in the FINANCING, the funds deposited in the CENTRALIZING ACCOUNT, including those that enter on the date of the freezing and those deposited from then on, which will be used for total or partial settlement of the FINANCING.

7.2 BRASIL TELECOM, in the same terms of the power of attorney granted in subitem 7.1 above, authorizes the CENTRALIZING BANK and BNDES to freeze and retain, in the CENTRALIZING ACCOUNT, after formal communication from BNDES, part of the RESTRICTED REVENUE, equivalent to 3 (three) times the value of the HIGHEST INSTALLMENT, in the occurrence of the events of noncompliance of the financial indices established in the FINANCING.

7.2.1 The freezing contemplated in subitem 7.2 shall be made from the communication contemplated in subitem 7.3 until compliance with the financial indices contemplated in the FINANCING is resumed.

7.3 BNDES shall inform the CENTRALIZING BANK, after the determination that the financial indices mentioned in subitem 7.2 have been reached, the amount of the funds to be frozen.

CLAUSE 8

FINANCIAL INVESTMENTS

8.1. The values frozen in the CENTRALIZING ACCOUNT will be invested in credit instruments, securities or fund quotas, considered low risk by BNDES (“Financial Investments”), acquired with the funds deposited and frozen in the CENTRALIZING ACCOUNT, as indicated by BRASIL TELECOM, below. If BRASIL TELECOM does not indicate the financial investments in 5 (five) days counted from the request by the CENTRALIZING BANK, the CENTRALIZING BANK is herewith authorized by BRASIL TELECOM to invest the values deposited in the CENTRALIZING ACCOUNT in Financial Investments.

8.1.1. BRASIL TELECOM declares to be aware that the Financial Investments will be remunerated according to the rates that the CENTRALIZING BANK is practicing for the respective type of investment on the date of constitution of the Financial Investment, always taking into consideration the volume of funds invested. It is established that the CENTRALIZING BANK does not guarantee, in any event, any minimum earning for the Financial Investments, except if such guarantee is expressly provided for in the specific rules of a chosen financial investment.

8.2 The CENTRALIZING BANK will not be responsible, in any event, for eventual losses resulting from redemption of any investment made in accordance with this Contract.

8.3 BRASIL TELECOM shall be accountable for any and all taxes, imposts, rates and social contributions accruing on the Financial Investments.

8.4. BRASIL TELECOM undertakes not to dispose of, without the previous and express consent by the CENTRALIZING BANK, of the Financial Investments. The latter, as well as their earnings, shall only be redeemable in the following events: (i) by the CENTRALIZING BANK, at any time, for payment of the LOAN or (ii) by BRASIL TELECOM, with previous and express consent by the CENTRALIZING BANK.

8.5. The redemption of the Financial Investments will be made solely and exclusively by credit into the CENTRALIZING ACCOUNT.

CLAUSE 9

OBLIGATIONS OF THE CENTRALIZING BANK:

9.1. The CENTRALIZING BANK accepts the provisions in Clauses 7.1, 7.2 and 8.1, promising to ensure faithful compliance with the powers of attorney conferred therein.

9.2. Transfer to the CENTRALIZING ACCOUNT 50% (fifty percent) of all the funds deposited daily in the RESTRICTED ACCOUNTS, pursuant to the terms of Clause 5.2.

9.3 Freeze on the date of the receipt of simple correspondence or by fax, sent by BNDES, the RESTRICTED REVENUE, as well as the funds that come to be deposited in the CENTRALIZING ACCOUNT, until there is a counter-order by the latter, adopting the following procedures:

9.3.1. Transfer immediately to BNDES by TED Money Orders or by nominative checks or deposit, the RESTRICTED REVENUE, in the amount necessary to pay the obligations due to this date, in the event of default by BRASIL TELECOM.

9.3.2. Retain, in the CENTRALIZING ACCOUNT, part of the RESTRICTED REVENUE equivalent to 3 (three) times the value of the HIGHEST INSTALLMENT in the occurrence of noncompliance with the financial indices contemplated in Clause 14 of the Loan Agreement by Extension of Credit No. 04.2.559.3.1, pursuant to the terms of Clause 7.2 of this CONTRACT.

9.4 With the exception of the obligations assumed in this CONTRACT, the CENTRALIZING BANK is herewith exempt from any responsibility for compliance with the obligations assumed by BRASIL TELECOM, except those resulting from its performance as administrator of the funs deposited in the CENTRALIZING ACCOUNT, as expressly agreed in this CONTRACT.

9.5. The CENTRALIZING BANK herewith, expressly authorized by BRASIL TELECOM, shall grant access to BNDES to all the records and movements (credit/debit) in connection with the RESTRICTED ACCOUNTS and to the CENTRALIZING ACCOUNT, the CENTRALIZING BANK shall inform immediately to BNDES, any significant and permanent alteration in the movement levels of the CENTRALIZING ACCOUNT, pursuant to the terms of Clauses 4.2 and 4.2.1, until final settlement of the obligations assumed by BRASIL TELECOM and by the INTERVENING PARTY in the FINANCING.

9.6 Not alter the COLLECTION AGREEMENT, specifically in connection with the list of RESTRICTED ACCOUNTS and the obligation of collection and deposit of the funds in the RESTRICTED ACCOUNTS.

CLAUSE 10

OBLIGATIONS OF BNDES:

10.1. BNDES accepts the provisions in Clauses 7.1, 7.2, and 8.1 of this CONTRACT, promising to ensure faithful performance of the power of attorney conferred therein.

10.2 BNDES shall inform in writing, through simple correspondence or fax, to the CENTRALIZING BANK, to determine the freezing of the CENTRALIZING ACCOUNT, as well as request the retention and transfer of the funds existing in these accounts, indicating in the notification the value in reais, the date on which the funds shall be transferred to the bank account to be informed by BNDES.

CLAUSE 11

GENERAL PROVISIONS

11.1 The CONTRACT will be effective from the date of its execution until final settlement of all the obligations of BRASIL TELECOM and of the INTERVENING PARTY in the FINANCING.

11.2 The legal representatives of BRASIL TELECOM, of the INTERVENING PARTY and of the CENTRALIZING BANK, signatories of this CONTRACT, declare to be faithful depositaries, for free, of all the documents, books, files, including electronic files and/or lists corresponding to the RESTRICTED REVENUE, assuming responsibility for the custody of said documents, undertaking, under the penalty of the law and violation of the FINANCING, to deliver to BNDES copies of these documents, within 5 (five) business days, upon simple request to this effect.

11.3 Except in the event of the priorities mentioned in the law, BNDES has priority over any creditor in connection with the funds deposited in the CENTRALIZING ACCOUNT.

11.4 All the expenses resulting from holding in the CENTRALIZING ACCOUNT, of the RESTRICTED ACCOUNT and of the MOVEMENT ACCOUNTS for FINANCING will be on the account of BRASIL TELECOM, as well as those in connection with registration of this CONTRACT.

11.5 Waiver by any of the parties, in connection with the exercise of any right attributed in this CONTRACT and in the FINANCING, shall only produce effects, when expressed in writing. No tolerance, delay or indulgence by any of the parties, in causing compliance with any provision of this CONTRACT shall impair or restrict the rights of such party, nor prevent it from exercising these rights or any others at an opportune moment.

11.6 Without prejudice to the representations and guarantees provided in the FINANCING, BRASIL TELECOM and the INTERVENING PARTY declare and guarantee the following:

11.6.1 they are authorized, pursuant to the terms of the law and their Bylaws, to confer, assign and restrict the RESTRICTED REVENUE, as well as to comply with the provisions of this CONTRACT.

11.6.2. the execution and performance of this CONTRACT do not violate any provision of its Bylaws or of the laws and regulations to which they are submitted.

11.6.3 the assignment and restriction of the RESTRICTED REVENUE contemplated in this CONTRACT, do not infringe or violate any provision or clause contained in a covenant to which BRASIL TELECOM and/or INTERVENING PARTY are parties.

11.6.4 that there is no legal impediment contained in covenants to which BRASIL TELECOM and/or the INTERVENING PARTY are parties, which prohibits the delivery of the RESTRICTED REVENUE covenanted herein, in favor of BNDES.

11.6.5 the RESTRICTED REVENUE is free from any liens, questions, debts and/or encumbrances of any nature, except the assignment and restriction contemplated in this CONTRACT, answering exclusively for the obligations assumed in the FINANCING.

11.7 The RESTRICTED REVENUE delivered herein as guarantee for BRASIL TELECOM shall subsist to the final and total settlement of the obligations assumed in the FINANCING, BRASIL TELECOM and the INTERVENING PARTY being responsible for all and any losses caused to BNDES, which result from falsehood or inaccuracy in the declarations and guarantees provided herein.

CLAUSE 12

VENUE The Central Forum of the Judiciary District of the Capital of the State of Rio de Janeiro is hereby elected as competent to hear any question arising out of this contract, with express waiver of any other, however privileged.

The pages of this instrument are initialed by Maria Beatriz Borges da Fonseca, lawyer of BNDES, by authorization of the legal representatives, who sign it. IN WITNESS WHEREOF, they sign this instrument in 4 (four) counterparts of equal content and form before the 02 (two) undersigned witnesses.

Rio de Janeiro, August 13, 2004

/s/ Raimundo Barretto Bastos	/s/ Marcos Tourinho
Raimundo Barretto Bastos	Marcos Tourinho
Assistant Director of Financial Operations	Investors and Shareholders Relations Manager

BRASIL TELECOM S.A.

/s/ Carlos Lessa	/s/ Daro Costa
Carlos Lessa	Daro Costa
Chairman	Vice-Chairman

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

/s/ [Signature]

BANCO DO BRASIL S.A.

INTERVENING PARTY:

/s/ Raimundo Barretto Bastos	/s/ Marcos Tourinho
Raimundo Barretto Bastos	Marcos Tourinho
Assistant Director of Financial Operations	Investors and Shareholders Relations Manager

BRASIL TELECOM PARTICPAÇÕES S.A.

WITNESSES:

/s/ Samuel Saldanha Teixeira	/s/ Mariana Caminada Rodrigues Costa
Name: Samuel Saldanha Teixeira	Name: Mariana Caminada Rodrigues Costa
ID: 16.888.8907 SSP/SP	ID: 20025986-9 DETRAN - RJ

Appendix A

List of Collecting Banks

CAIXA ECONÔMICA FEDERAL - 104 (including funds collected by the Lottery Establishments Network)

BANCO DO ESTADO DE SANTA CATARINA S/A - 027

BANCO DO BRASIL S.A. - 001 (Including the funds collected by the agencies of the Brazilian Postal and Telegraph Service - EBCT)

BANCO DO ESTADO DO PARANÁ

BANCO BRADESCO S/A - 237

HSBC BANK BRASIL S.A. - BANCO MÚLTIPLO - 399

BANCO DO ESTADO DE GOIÁS S/A - 031

BANCO DE BRASÍLIA S/A - 070

BANCO ITAÚ S/A - 341

BANCO ABN AMRO BANK S/A - 275

Appendix B

List of Restricted Accounts

Branch	BB Branch	Restricted Account
CTMR Brasil Telecom	0029-9	200.000-8
Telebrasilia Brasil Telecom	1231-9	200.001-6
Telepar Brasil Telecom	1622-5	200.002-4
Telegoiás Brasil Telecom	0086-8	200.003-2
Telems Brasil Telecom	2959-9	200.004-0
Telemat Brasil Telecom	0046-9	200.005-9
Teleron Brasil Telecom	0102-3	200.006-7
Teleacre Brasil Telecom	0071-X	200.007-5
Telesc Brasil Telecom	0016-7	200.008-3
Teletins Brasil Telecom	0086-8	200.109-8

Appendix C

NOTIFICATION TO SIGNATORIES OF THE LOAN AGREEMENT BY EXTENSION OF

FIXED CREDIT BNDES No. 543/2000, of 11/24/2000

Brasilia, August 2004

TO

BANCO CITIBANK S.A.

BANCO DO BRASIL S.A.

BANCO ITAÚ S.A.

BANCO BRADESCO S.A.

FINANCEIRA ALFA S.A. - CFI

BANCO VOTORANTIM S.A.

BANCO SAFRA S.A.

UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A.

HSBC BANK BRASIL S.A. - BANCO MULTIPLO

BANCO ABN AMRO REAL S/A

Ref: Assignment and Restriction of Revenue - Values Transfer Order - Contractual Addendum

Dear Sirs,

By force of the Contract of Assignment and Restriction of Revenue and Other Covenants (“Assignment Contract”), executed on this date by BRASIL TELECOM S.A., BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES and by BANCO DO BRASIL S/A, with intervention of BRASIL TELECOM PARTICIPAÇÕES S/A, we take this opportunity to notify you, for all legal purposes, irrevocably and irreversibly, the following:

1 - 50% (fifty percent) of all the funds to be deposited daily in the RESTRICTED ACCOUNTS indicated below, held by BRASIL TELECOM S.A. with BANCO DO BRASIL S.A., resulting from the Commuted Fixed Telephony Service Agreements, will be transferred, without any deduction, retention or compensation, on the same day on which they become available in the RESTRICTED ACCOUNTS, by TED - Available Electronic Transfer - for credit in Current Account No. 5553-9, held at branch 3307-8 of BANCO DO BRASIL S.A., maintained by BRASIL TELECOM S.A. (“CENTRALIZING ACCOUNT”), pursuant to the terms of the Assignment Contract mentioned above, whose copy is attached for your information;

Branch	BB Branch	Restricted Account
CTMR Brasil Telecom	0029-9	200.000-8
Telebrasília Brasil Telecom	1231-9	200-001-6
Telepar Brasil Telecom	1622-5	200.002-4
Telegoiás Brasil Telecom	0086-8	200.003-2
Telems Brasil Telecom	2959-9	200.004-0
Telemat Brasil Telecom	0046-9	200.005-9
Teleron Brasil Telecom	0102-3	200-006-7
Teleacre Brasil Telecom	0071-x	200.007-5
Telesc Brasil Telecom	0016-7	200.008-3
Teletins Brasil Telecom	0086-8	200.109-8

2. We have granted authorization, irrevocably and irreversibly, to BANCO DO BRASIL S.A., to supply all the information in connection with the collection of funds and with the movement of the RESTRICTED ACCOUNTS to you, when requested:

3. The terms of this Notification, especially the provisions in item 1 above, alter the provisions of Clause 3.2 of Annex II (COLLECTION AGREEMENT, DEPOSIT WITH INTERVENTION AND OTHER COVENANTS) of the Loan Agreement by Extension of FIXED Credit BNDES No. 543/2000, executed on November 24, 2000 by BANCO CITIBANK S.A., BANCO DO BRASIL S.A., BANCO ITAÚ S.A., BANCO BRADESCO S.A., FINANCEIRA ALFA S.A., BANCO VOTORANTIM S.A.,

BANCO SAFRA S.A., BANCO BBA CREDITANSTALT ( current BANCO ITAÚ BBA S.A.), UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A., BANCO BILBAO VIZCAYA ARGENTARIA BRASIL S.A. (current BANCO BRADESCO S.A.), HSBC BANK BRASIL S.A. - BANCO MÚLTIPLO and BANCO ABN AMRO REAL S.A., on one hand, in the capacity of financial agents of BNDES, and BRASIL TELECOM S.A., in the capacity of Beneficiary and BRASIL TELECOM PARTICIPAÇÕES S.A., in the capacity of Intervening Party Joint Guarantor (“Contract 543/2000”), the present instrument serving as a sufficient Contractual Addendum sufficient in the form of the provisions of item 7.10 to Contract 543/2000, where applicable, all the clauses and conditions of Contract 543/2000 and its annexes remaining applicable to the adjustments executed herein, where applicable, being, thus, expressly ratified, rectifying those that collide with the provisions herein and the guarantees originally constituted remaining unchanged.

4 - The Parties and the Intervening Party of the Concession Contract hereby become aware of this Notification, demonstrating their agreement with the terms expended herein, being bound, consequently, by all the conditions informed herein.

By affixing your “In Agreement” hereto, the performance of the transfer of all the funds to be deposited daily in the RESTRICTED ACCOUNTS to the CENTRALIZING ACCOUNT, of 50% (fifty percent), will be considered authorized, pursuant to the terms set forth herein and Contract 543/2000 being hereby amended for all legal purposes.

Truly yours,

/s/ [Signature]
BRASIL TELECOM S/A

In agreement:

BANCO CITIBANK S/A
CNPJ: 33.479.023/0001-80

In agreement:

/s/ [Signature]
BANCO DO BRASIL S/A
CNPJ: 00.000.000/1584-96

In Agreement:

BANCO ITAÚ S.A.
CNPJ: 60.701.190/0001-04

In Agreement:

BANCO BRADESCO S.A.
CNPJ: 60.746.948/0001-12

In Agreement:

FINANCEIRA ALFA S.A. - CFI
CNPJ: 17.167.412/0001-13

Signature page of the Notification to the signatories of the loan agreement by extension of fixed credit BNDES No. 543/2000, of 11/24/2000.

In agreement:

BANCO VOTORANTIM S.A.
CNPJ: 59.588.111/0001-03

In agreement:

BANCO SAFRA S/A
CNPJ: 58.160.789/0001-28

In agreement:

UNIBANCO - UNIÃO DE BANCOS BRASILEIROS S.A.
CNPJ: 33.700.394/0001-40

In agreement:

HSBC BANK BRASIL S.A. - BANCO MÚLTIPLO
CNPJ: 01.701.201/0001-89

In agreement:

BANCO ABN AMRO REAL S.A.
CNPJ: 33.066.408/0001-15

In agreement:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

Signatures page of Notification to the signatories of the loan agreement by extension of fixed credit BNDES No. 543/2000, of 11/24/2000

In Agreement:

/s/ [signature]
BANCO DO BRASIL S/A
00.000.000/1584-96

In Agreement:

/s/ [signature]
BRASIL TELECOM PARTICIPAÇÕES S/A

Witnesses: